UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

June 25, 2014
Date of report (Date of earliest event reported)

Amyris, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-34885	55-0856151
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5885 Hollis Street, Suite 100, Emeryville, CA	94608
(Address of principal executive offices)	(Zip Code)

(510) 450-0761
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers, Compensatory Arrangements of Certain Officers.

On June 25, 2014, the Board of Directors (the “Board”) of Amyris, Inc. (the “Company”) appointed Patrick Y. Yang, effective as of July 1, 2014, as a Class III director (whose initial term will expire at the Company’s annual meeting of stockholders to be held in 2016).  Dr. Yang will fill the vacancy on the Board created by Arthur D. Levinson’s resignation on May 12, 2014.

Dr. Yang served as Executive Vice President and Global Head of Technical Operations for F. Hoffmann-La Roche Ltd. (“Roche”), where he was responsible for Roche's pharmaceutical and biotech manufacturing operations, process development, quality, regulatory, supply management and distribution functions. Before joining Roche, Dr. Yang worked for Genentech Inc., where he most recently served as Executive Vice President of Product Operations, and was responsible for manufacturing, process development, quality, regulatory affairs and distribution functions.  Prior to joining Genentech Inc., Dr. Yang worked for Merck & Co., where he held several leadership roles including Vice President of Asia/Pacific Manufacturing Operations and Vice President of Supply Chain Management.  He also previously worked at General Electric Co. and Life Systems, Inc.

Since September 2013, Dr. Yang has provided consulting services regarding manufacturing and operational capabilities and related support to the Company pursuant to a consulting agreement dated as of September 9, 2013 between the Company and Dr. Yang (the “Consulting Agreement”).  Pursuant to the Consulting Agreement, Dr. Yang is entitled to fees in the amount of $40,000 per month and received an option award to purchase 120,000 shares of common stock of the Company.   Effective upon Dr. Yang’s appointment as a member of the Board, the Consulting Agreement will be terminated and the cash compensation thereunder will cease; however, the stock option issued thereunder will continue to vest in accordance with its terms and the Company’s 2010 Equity Incentive Plan.  Upon commencement of service as a member of the Board, the Company expects to provide Dr. Yang with its standard compensation for non-employee directors, as described in the “Director Compensation” section of the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 14, 2014.  The Company has entered or will enter into the form of indemnification agreement with Dr. Yang that it has entered into with its other directors and that is filed as Exhibit 10.01 to the Company’s registration statement on Form S-1 (File No. 333-166135).  The indemnification agreement and the Company’s restated certificate of incorporation and restated bylaws require the Company to indemnify its directors and executive officers to the fullest extent permitted by Delaware law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYRIS, INC.

Date: June 30, 2014	By:	/s/ Nicholas Khadder
Nicholas Khadder
SVP, Corporate Secretary, and General Counsel